Frank A. Ciccotto, Jr.       100 William Street
                        President & Global Head      New York, NY 10038
                        Securities Evaluations       Tel: 212 438 4417
                                                     Frank.CiccottoJr@theice.com



ICE Data Services | Securities Evaluation



January 18, 2018



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187


Re:   The First Trust Combined Series 568


Gentlemen:

We have examined the Registration Statement File No. 333-221774, for the referenced Trust and acknowledge that Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 568. We hereby consent to the reference to Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Frank A. Ciccotto, Jr.